Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 2 to Form S-3 of ONEOK, Inc. of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting of ONEOK, Inc., which appears in ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

August 6, 2025